UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 14, 2006
American Real Estate Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

	100 South Bedford Road, Mt. Kisco, NY	10549
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 242-7700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 — Other Events
     The press release dated February 14, 2006 issued by NEG, Inc., our subsidiary, is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
FORWARD-LOOKING STATEMENTS
     The foregoing contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of American Real Estate Partners, L.P. and its subsidiaries. Among these risks and uncertainties are risks related to our home fashion operations, including changes in the availability and price of raw materials, changes in customer preferences and changes in transportation costs and delivery times; risks related to our casino gaming and associated hotel, restaurant and entertainment operations, including the effects of regulation, substantial competition, rising operating costs and economic downturns; risks related to oil and gas exploration and production operations, including costs of drilling, completing and operating wells and the effects of regulation; risks related to our real estate activities including the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage, competition for investment properties, and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.
Section 9 — Financial Statements and Exhibits
Item 9.01(c) Exhibits
     99.1 Press Release of NEG, Inc. issued February 14, 2006
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)
By: American Property Investors, Inc., its
general partner

By:	/s/ Jon F. Weber
Jon F. Weber
President and Chief Financial Officer

Date: February 17, 2006